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                                                                    EXHIBIT 21.1

                    SUBSIDIARIES OF POWELL INDUSTRIES, INC.

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
        NAME OF DOMESTIC SUBSIDIARY                        STATE OF INCORPORATION
        ---------------------------                        ----------------------
Powell Electrical Manufacturing Co.             Delaware
Powell-Process Systems, Inc. (Inactive)         Utah
Powell-ESCO Company                             Texas
Unibus, Inc.                                    Ohio
U.S. Turbine Corp. (Inactive)                   Nevada
Transdyn Controls, Inc.                         California
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
         NAME OF FOREIGN SUBSIDIARY                       COUNTRY OF INCORPORATION
         --------------------------                       ------------------------
Powell Foreign Sales Corporation                Barbados, West Indies
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